Exhibit 99.1

Taubman Centers, Inc. 200 East Long Lake Road Suite 300 Bloomfield Hills, Michigan 48304-2324	T 248.258.6800 www.taubman.com

Taubman Centers Shareholders Approve Merger with Simon Property Group

BLOOMFIELD HILLS, Mich. – December 28, 2020 – Taubman Centers, Inc. (NYSE: TCO) (the “Company”) announced that, at a special meeting of shareholders, its shareholders today approved and adopted the previously announced amended and restated merger agreement (the “Merger Agreement”), dated as of November 14, 2020, among the Company, The Taubman Realty Group Limited Partnership (together with the Company, “Taubman”), Simon Property Group, Inc. (NYSE: SPG) (“Simon”) and certain other parties, and the transactions contemplated by the Merger Agreement (the “Transactions”).

Over 99.9% of the shares voted were in favor of the Merger Agreement and the Transactions, which constitutes approximately 80.1% of the outstanding shares entitled to vote. Shares voting in favor also included approximately 71.7% of the outstanding shares entitled to vote held by shareholders other than the members of the Taubman family. The final vote results, as certified by the independent Inspector of Election, will be filed on a Form 8-K with the U.S. Securities and Exchange Commission.

Subject to customary closing conditions, the Transactions are expected to close in late 2020 or early 2021.

About Taubman

Taubman Centers is an S&P MidCap 400 Real Estate Investment Trust engaged in the ownership, management and/or leasing of 26 regional, super-regional and outlet malls in the U.S. and Asia. Taubman’s U.S.-owned properties are the most productive in the publicly held U.S. mall industry. Founded in 1950, Taubman is headquartered in Bloomfield Hills, Mich. Taubman Asia, founded in 2005, is headquartered in Hong Kong. www.taubman.com.

Advisors

BofA Securities is serving as financial advisor to Simon and Paul, Weiss, Rifkind, Wharton & Garrison LLP and Latham & Watkins LLP are serving as legal advisors.  Goldman Sachs & Co. LLC is serving as financial advisor to Taubman and Wachtell, Lipton, Rosen & Katz and Honigman LLP are serving as legal advisors. The Special Committee of the Board of Directors of Taubman has retained Lazard as its independent financial advisor and Kirkland & Ellis LLP as its independent legal counsel.

Forward Looking Statements

This communication contains certain "forward-looking" statements as that term is defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as "believes", "anticipates", "expects", "may", "will", "would", "should", "estimates", "could", "intends", "plans" or other similar expressions are forward-looking statements. Forward-looking statements involve significant known and unknown risks and uncertainties that may cause actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements as a result of, but not limited to, the following factors: the COVID-19 pandemic and related challenges, risks and uncertainties which have had, and may continue to have, direct and indirect adverse impacts on the general economy, mall environment, tenants, customers, and employees, as well as mall and tenant operations (including the ability to remain open) and operating procedures, occupancy, anchor and mall tenant sales, sales-based rent, rent collection, leasing and negotiated rents, mall development and redevelopment activities and the fair value of assets (increasing the likelihood of future impairment charges); future economic performance, including stabilization and recovery from the impact of the COVID-19 pandemic; savings due to cost-cutting measures; payments of dividends and the sufficiency of cash to meet operational needs; changes in market rental rates; unscheduled closings or bankruptcies of tenants; relationships with anchor tenants; trends in the mall industry; challenges with department stores; changes in consumer shopping behavior, including accelerated trends resulting from the COVID-19 pandemic; the liquidity of real estate investments; the risk that a condition to closing of the transaction may not be satisfied; the Company’s ability to consummate the transaction; the possibility that the anticipated benefits from the transaction will not be fully realized; the ability of the Company to retain key personnel and maintain relationships with business partners pending the consummation of the transaction; and the impact of legislative, regulatory and competitive changes and other risk factors relating to the industry in which the Company operates, as detailed from time to time in each of the Company’s reports filed with the Securities and Exchange Commission (the "SEC"). There can be no assurance that the transaction will in fact be consummated.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found under Item 1.A in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and the sections labeled “Risk Factors” and “Forward Looking Statements” in each of the Company’s periodic reports on Form 10-Q for the fiscal quarters ended March 31, 2020, June 30, 2020 and September 30, 2020. The Company cautions that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to the proposed transaction, shareholders and others should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to the Company or any other person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. The forward-looking statements contained herein speak only as of the date of this communication. The Company does not undertake any obligation to update or revise any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as may be required by law.

CONTACTS:

Taubman Media
Maria Mainville, Taubman, Director, Strategic Communications, 248-258-7469

Taubman Investors
Erik Wright, Taubman, Manager, Investor Relations, 248-258-7390
ewright@Taubman.com